Exhibit 99.2 MM-120 for Generalized Anxiety Disorder (GAD) Phase 2b Topline Data December 2023

Disclaimer This presentation (the “Presentation”) has been prepared by Mind Medicine (MindMed) Inc. (“MindMed” or the “Company”) solely for informational purposes. Any trademarks included herein are the property of the owners thereof and are used for reference purposes only. Such use should not be construed as an endorsement of the products or services of MindMed. Cautionary Note Regarding Forward-Looking Statements This Presentation contains, and our officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and other applicable securities laws. Forward-looking statements can often, but not always, be identified by words such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, will”, “projects”, or “believes” or variations (including negative variations) of such words and phrases, or statements that certain actions, events, results or conditions “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved, and similar references to future periods. Except for statements of historical fact, examples of forward-looking statements include, among others, statements pertaining to: the anticipated timing and results of the Company’s 12-week data for their MM-120 Phase 2b study in Generalized Anxiety Disorder (“GAD”), the safety or efficacy of MM-120 in GAD or any other indications, expectations regarding a Phase 3 trial for MM-120, the development and commercialization of any product candidate or treatment, or the safety or efficacy of either of the foregoing, the success and timing of our development activities; the success and timing of our planned clinical trials; our ability to meet the milestones set forth herein; the likelihood of success of any clinical trials or of obtaining FDA or other regulatory approvals; the likelihood of obtaining patents or the efficacy of such patents once granted and the potential for the markets that MindMed is anticipating to access. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions as of the date of this Presentation. While MindMed considers these assumptions to be reasonable, the assumptions are inherently subject to significant business, social, economic, political, regulatory, competitive and other risks and uncertainties that are difficult to predict and many of which are outside of MindMed’s control, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: MindMed’s ability to raise capital to complete its plans and fund its studies; the medical and commercial viability of the contemplated medicines and treatments being developed; MindMed’s history of negative cash flows; MindMed’s limited operating history; incurrence of future losses; lack of revenue; compliance with laws and regulations; difficulty associated with research and development; risks associated with clinical trials or studies; heightened regulatory scrutiny in connection with a controlled substance in approval processes; early stage product development; clinical trial risks; regulatory approval processes; novelty of the psychedelic inspired medicines industry; as well as those risk factors discussed or referred to throughout the “Risk Factors” sections of MindMed’s most recently filed Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), Quarterly Report on Form 10-Q for the periods ended September 30, 2023 filed with the SEC and in other filings we make in the future with the SEC and the securities regulatory authorities in all provinces and territories of Canada, available under the Company’s profile on SEDAR at www.sedar.com. Any forward-looking statement made by MindMed in this Presentation is based only on information currently available to the Company and speaks only as of the date on which it is made. MindMed undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Cautionary Note Regarding Regulatory Matters The United States federal government regulates drugs through the Controlled Substances Act. MM-120 is a proprietary, pharmaceutically optimized form of lysergide D-tartrate. Lysergide is a Schedule I substance under the Controlled Substances Act. While the Company is focused on programs using psychedelic or hallucinogenic compounds and non-hallucinogenic derivatives of these compounds, including in its MM-120 and MM-402 product candidates, the Company does not have any direct or indirect involvement with the illegal selling, production or distribution of any substances in the jurisdictions in which it operates. The Company is a neuro-pharmaceutical drug development company and does not deal with psychedelic or hallucinogenic substances except within laboratory and clinical trial settings conducted within approved regulatory frameworks. The Company’s products will not be commercialized prior to applicable regulatory approval, which will only be granted if clinical evidence of safety and efficacy for the intended uses is successfully developed. Market and Industry Data This Presentation includes market and industry data that has been obtained from third-party sources, including industry publications. MindMed believes that the industry data is accurate and that the estimates and assumptions are reasonable, but there is no assurance as to the accuracy or completeness of this data. Third party sources generally state that the information contained therein has been obtained from sources believed to be reliable, but there is no assurance as to the accuracy or completeness of included information. Although the data is believed to be reliable, MindMed has not independently verified any of the data from third party sources referred to in this Presentation or ascertained the underlying economic assumptions relied upon by such sources. References in this Presentation to research reports or to articles and publications should be not construed as depicting the complete findings of the entire referenced report or article. MindMed does not make any representation as to the accuracy of such information. December 2023 2 Topline Data from Study MMED008

Today's Agenda

Speaker	Topic
Introduction	Schond Greenway - Chief Financial Officer
Summary of Phase 2b GAD Trial Results	Rob Barrow - Chief Executive Officer
Phase 2b GAD Trial Results Analysis	Dan Karlin, MD - Chief Medical Officer
MM-120 Development Plan	Rob Barrow - Chief Executive Officer
Summary and Closing Remarks	
Questions & Answers	Rob Barrow - Chief Executive Officer Dan Karlin, MD - Chief Medical Officer Miri Halperin Wernli, PhD - Executive President Francois Lilienthal, MD - Chief Commercial Officer Schond Greenway - Chief Financial Officer

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MM-120 Summary of Phase 2b LSD D-tartrate GAD Trial Results for Generalized Anxiety Disorder (GAD) December 2023 4 Topline Data from Study MMED008

MM-120 | Potential to Address a Large Unmet Need in GAD

Opportunity in Generalized Anxiety Disorder (GAD)

- **GAD is the 2nd most common mental disorder** among adults[1], yet there are limited treatment options
- **Symptoms may be debilitating** and treatment inefficacy leads to incomplete remission and intolerable side effects.

→ **Potential Best-in-Class Therapy with Novel MOA**

Large Market Opportunity

~20 million US adults with GAD[1] 77% moderate to severe[2]	**13 million** receive treatment[1]	**6.5 million** do not respond to first-line treatment[3]

Significant Need for New Treatments

- **SSRI/SNRIs[3]:** 50% failure rate with often undesirable side effects
- **Benzodiazepines:** addiction, tolerance risk; generally used in short-term
- **Buspirone[4]:** poor efficacy
- **Antipsychotics:** short- and long-term risks; poorly tolerated

1. Mental and Substance Use Disorders Prevalence Study: Findings Report 2023.
2. Kessler RC, Chiu WT, Demler O et al. Prevalence, Severity, and Comorbidity of 12-month DSM-IV Disorders in the National Comorbidity Survey-Replication. 2005 Arch Gen Psychiatry; 62(6): 617-627.
3. Ansara, Management of Treatment-Resistant Generalized Anxiety Disorder, Ment Health Clin 2020 Nov; 10(6) 326-334) United States Census Bureau, company calculations.
4. Garakani A, et al., (2020) Pharmacotherapy of Anxiety Disorders: Current and Emerging Treatment Options. Front. Psychiatry 11:595584. doi: 10.3389/fpsyt.2020.595584

MOA - Mechanism of Action; SSRI - Selective serotonin reuptake inhibitor; SNRI - Serotonin and norepinephrine reuptake inhibitor

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Summary of Topline Phase 2b Results[1]

- **Met the primary endpoint with statistical significance; MCP-Mod analysis results support dose-response relationship for MM-120 in GAD**
- **Large observed effect size of d=0.88 at 100 µg dose level is more than double the standard of care[2,3]**
- **Statistically and clinically significant 21.3-point improvement in HAM-A score through week 4 with maximum observed activity at 100 µg dose level (p=0.001)[2]**
  - Rapid and durable clinical activity with no loss of effect through the observation period
  - 78% clinical response rate through the observation period[4]
  - Clinically and statistically significant improvements on all analyzed secondary endpoints through the observation period[5]
- **MM-120 was well-tolerated with no related serious adverse events**
  - Mostly transient, mild-to-moderate adverse events (occurring on dosing day) consistent with drug class and prior studies
  - No drug-related serious adverse event (SAE) or suicide-related safety signal[6]
- **Data supports advancement into Phase 3 development for GAD**

1. Source: Study MMED008 internal study documents and calculations.
2. Based on 100 µg dose group; HAM-A scores based on ANCOVA LS Mean. Effect size based on post hoc calculation by study statistician using LS Mean change between group and pooled standard deviation of ending HAM-A scores across groups.
3. Examination of baseline group assignment for all of the studies (20 studies utilizing the HAM-A (Hamilton Anxiety Scale) and 1 study using the PARS (Pediatric Anxiety Scale) for the primary outcome measurement. Source: RB Hidalgo, J Psychopharmacol. 2007 Nov;21(8):864-72.
4. Response defined as >50% improvement from baseline in HAM-A score
5. Represents all analyzed secondary endpoints at all timepoints through the week 4 topline analysis, including HAM-A, CGI-S and MADRS.
6. Suicidality assessment based on reported adverse events.

MCP-Mod – Multiple Comparisons Procedure – Modelling, µg - microgram; HAM-A - Hamilton Anxiety scale

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1 Large Observed Effect Size is Over Double the Standard of Care 1 Reported Effect Size in Generalized Anxiety Disorder Key Highlights of Phase 2b Results 2 ▶ Maximum observed effect size of MM-120 100 µg 0.88 0.88 is more than double the 2,3 2 standard of care MM-120 200 µg 0.64 ▶ Rapid and durable clinical response 4 3 Benzodiazapines 0.38 after single administration 4 SSRIs 0.36 ▶ Clinical activity demonstrated with no psychotherapeutic intervention 4 Buspirone 0.17 0 0.2 0.4 0.6 0.8 p-values not displayed 1. Source: Study MMED008 internal study documents and calculations. 2. HAM-A scores based on ANCOVA LS Mean. in Study MMED008. Effect size based on post hoc calculation using LS Mean change between group and pooled standard deviation of week 4 HAM-A scores between groups. December 2023 7 3. Based on 100 µg dose group. Topline Data from Study MMED008 4. Source: RB Hidalgo, J Psychopharmacol. 2007 Nov;21(8):864-72. μg - microgram; HAM-A - Hamilton Anxiety scale; SSRI - Selective serotonin reuptake inhibitor;

MM-120 Phase 2b GAD Trial LSD D-tartrate Key Design Elements for Generalized Anxiety Disorder (GAD) December 2023 8 Topline Data from Study MMED008

Phase 2b Trial Design Overview[1]

- **Standard GAD study design with endpoints that have supported registration for approved drugs**
- **Randomized, double-blind, placebo-controlled, 12-week trial**
  - Single administration of MM-120 or placebo
  - No psychotherapeutic intervention
  - Trial design closely aligned with subsequently issued FDA 2023 Draft Guidance
  - Patients washed out of anxiety pharmacotherapy prior to randomization
- **Enrolled 198 patients with GAD**
- **Five-arm dose optimization design with 1:1:1:1:1 randomization**
- **Primary endpoint: change in Hamilton Anxiety Scale (HAM-A) at week 4**
  - Assessed by central rater blinded to treatment assignment and visit number

1. Source: Study MMED008 internal study documents and calculations.
2. FDA 2023 Draft Guidance: Psychedelic Drugs: Considerations for Clinical Investigations.

FDA - U.S. Food and Drug Administration

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Phase 2b Trial Design Overview[1]

PSYCHIATRY | **MM-120** (LSD D-tartrate) | Indication: GAD | PHASE 2b



198 participants total (actual)
Week
-5 to -1
1
2
4
8
12
Screening
Dose
Follow-Up
MM-120 200 µg
MM-120 100 µg
MM-120 50 µg
MM-120 25 µg
Placebo
Randomize
Primary Endpoint (HAM-A)
Secondary Endpoints (HAM-A)

Study MMED008 | MM-120 for GAD

A Phase 2b Dose Optimization Study of a Single Dose of MM-120 in Generalized Anxiety Disorder

KEY ENTRY CRITERIA

- Men and Women
- Ages 18-74
- Diagnosis of GAD
- HAM-A ≥ 20

ADDITIONAL ENDPOINTS

- MADRS
- CGI-S / I
- PGI-S / C
- SDS
- EQ-5D-5L
- PSQI
- ASEX

1. Source: Study MMED008 internal study documents.

µg: microgram; HAM-A: Hamilton Anxiety Rating Scale; MADRS: Montgomery-Asberg Depression Rating Scale; CGI-S: Clinical Global Impressions - Severity; PGI-S: Patient Global Impression - Severity; SDS: Sheehan Disability Scale; EQ-5D-5L: EuroQol-5 Dimension; PSQI: Pittsburgh Sleep Quality Index; ASEX: Arizona Sexual Experiences Scale

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Details of Phase 2b Treatment Delivery Protocol[1]

- Designed to demonstrate drug-only effect with no psychotherapeutic intervention
- Delivery protocol consistent with 2023 FDA Draft Guidance[2]
- No planned changes to delivery protocol from Phase 2 to Phase 3

	Pre-treatment	During treatment	Post-treatment
Patient Journey in MMED008	✓ Comprehensive informed consent process ✓ Eligibility evaluation	✓ Continuous participant monitoring by dosing session monitors ✓ Participants provided with music, eye shades, reading and writing materials ✓ Participants released from observation when discharge criteria met	✓ Follow-up visits for safety and efficacy assessments
Not Part of Patient Journey in MMED008	x No "preparation" – pre-treatment activities consisted of only standard informed consent process	x No "assisted therapy" x No psychotherapy and no therapeutic intervention beyond study drug	x No "integration" x No ongoing therapeutic engagement as part of clinical trial activities

1. Source: Study MMED008 internal study documents.
2. FDA 2023 Draft Guidance: Psychedelic Drugs: Considerations for Clinical Investigations.

FDA - U.S. Food and Drug Administration

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MM-120 Phase 2b GAD Trial LSD D-tartrate Results Analysis for Generalized Anxiety Disorder (GAD) December 2023 12 Topline Data from Study MMED008

Phase 2b GAD Participant Disposition[1]

Randomized (n=198)

- Safety Set (n=198)
- Full Analysis Set (FAS) (n=194)

200 µg (n=40)
- Included in FAS population: 100%
- Completed 4 weeks (n=39)
- Discontinued at any time (n=8)

100 µg (n=40)
- Included in FAS population: 100%
- Completed 4 weeks (n=39)
- Discontinued at any time (n=6)

50 µg (n=40)
- Included in FAS population: 90%
- Completed 4 weeks (n=35)
- Discontinued at any time (n=11)

25 µg (n=39)
- Included in FAS population: 100%
- Completed 4 weeks (n=34)
- Discontinued at any time (n=10)

Placebo (n=39)
- Included in FAS population: 100%
- Completed 4 weeks (n=30)
- Discontinued at any time (n=13)

97.5% 4-week completion rate

in high dose groups[2] despite need for follow-up visits with no additional treatment

89.4% 4-week completion rate

of all randomized participants despite need for follow-up visits with no additional treatment

1. Source: Study MMED008 internal study documents and calculations. Safety population.
2. High dose groups include 100 and 200 µg dose groups.

µg - microgram; HAM-A - Hamilton Anxiety scale

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1 Demographics and Baseline Characteristics Participant demographics and baseline characteristics generally balanced across groups MM-120 Placebo Demographic (n=194) 25 µg 50 µg 100 µg 200 µg (n=39) (n=36) (n=40) (n=40) (n=39) Mean age (years) 38.0 45.3 42.7 42.1 38.7 Sex, female (%) 51.3% 55.6% 40.0% 70.0% 66.7% Race (% white) 84.6% 80.6% 90.0% 82.5% 76.9% Baseline HAM-A score 30.2 30.3 29.3 31.0 30.3 Baseline CGI-S score 4.9 4.9 4.8 5.1 4.9 1. Source: Study MMED008 internal study documents and calculations. Full analysis set population. December 2023 14 μg - microgram; HAM-A - Hamilton Anxiety scale; CGI-S - Clinical Global Impressions of Severity Topline Data from Study MMED008

1 Primary Endpoint | Change in HAM-A Score through Week 4 Statistically and clinically significant reductions in HAM-A score at all timepoints through week 4 in 100 and 200 µg dose groups HAM-A Change from Baseline 0 Change to Week 4 ▶ 100 µg: -21.3 points ▶ 200 µg: -19.3 points -5 Improvement over Placebo -10 ▶ 100 µg: -7.6 pts, p=0.0004 ▶ 200 µg: -5.5 pts, p=0.01 -15 ** -20 *** -25 0 1 2 3 4 Baseline Week 1 Week 2 Week 4 Placebo 25 μg 50 μg 100 μg 200 μg **p≤0.01 ***p≤0.001 1. Source: Study MMED008 internal study documents and calculations. Full analysis set population. December 2023 µg - microgram; HAM-A - Hamilton Anxiety Rating Scale 15 Topline Data from Study MMED008 NOTE: Significance achieved despite study not being powered for these pairwise comparisons. LS Mean Change (SEM) in HAM-A score

1 Exploratory Endpoint | HAM-A Response and Remission at Week 4 Dose-dependent increases in response with 78% responders in 100 and 200 µg dose groups; 50% of participants achieved remission in 100 µg dose group 2 2 HAM-A Response Rate at Week 4 HAM-A Remission Rate at Week 4 60 90 50 78 78 80 50 70 40 58 60 35 51 50 28 30 25 40 31 18 20 30 20 10 10 0 0 Placebo 25 µg 50 µg 100 µg 200 µg Placebo 25 µg 50 µg 100 µg 200 µg p-values not displayed p-values not displayed 1. Source: Study MMED008 internal study documents and calculations. Full analysis set population. December 2023 2. Response is defined as a 50% or greater improvement on HAM-A score; Remission is defined as a HAM-A score of ≤ 7. 16 Topline Data from Study MMED008 µg - microgram; HAM-A - Hamilton Anxiety Rating Scale % Responders % Remitters

Primary Analysis | Multiple Comparison Procedure – Modeling (MCP-Mod) of HAM-A[1]

Statistically significant dose-response relationship with identification of target therapeutic range



0
50
100
150
200
Candidate Curve 1
Candidate Curve 2
Candidate Curve 3
Candidate Curve 4
Candidate Curve 5
Candidate Curve 6
Model Means
0
50
100
150
200
Dose
0
50
100
150
200

Key Takeaways from MCP-Mod Analysis[2]

- Statistically significant dose response relationship with multiple model fits
- Supports dose selection above 50 µg for subsequent clinical studies in GAD
- Pre-specified model estimates and observed responses drive dose selection for Phase 3 studies

1. Source: Study MMED008 internal study documents and calculations. Full analysis set population.
2. Source: Novartis. "The MCP-Mod methodology – A statistical methodology for dose-response.

µg - microgram; HAM-A - Hamilton Anxiety Rating Scale

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1 Secondary Endpoint | Clinical Global Impressions – Severity (CGI-S) Statistically significant reductions in Clinical Global Impressions of Severity (CGI-S) scale through Week 4 in 100 and 200 µg dose groups 2 CGI-S Improvement in 100 and 200 µg Groups CGI-S Scores 6 – Severely Ill ▶ Statistically and clinically significant improvement by Day 2 5 – Markedly Ill and maintained through Week 4 4 – Moderately Ill ▶ Greater than 2-unit improvement in CGI-S score through Week 4 3 – Mildly Ill ** *** ▶ Participants on average only 2 – Borderline Ill borderline-to-mildly ill at Week 4 1 – Normal, not ill at all Baseline Week 4 Placebo 25 μg 50 μg 100 μg 200 μg **p≤0.01 ***p≤0.001 1. Source: Study MMED008 internal study documents and calculations. Full analysis set population. December 2023 2. Significance achieved despite study not being powered for these pairwise comparisons. 18 Topline Data from Study MMED008 µg - microgram; CGI-S - Clinical Global Impressions - Severity

1 Secondary Endpoint | Change from Baseline in Comorbid Depression Scores (MADRS) 2 Statistically and clinically significant reductions in MADRS score at all timepoints through week 4 in 100 and 200 µg dose groups 2 MADRS Change from Baseline 0 Change to Week 4 -2 ▶ 100 µg: -18.1 points -4 ▶ 200 µg: -18.3 points -6 Improvement over Placebo -8 ▶ 100 µg: -5.7 points, p<0.05 -10 ▶ 200 µg: -5.9 points, p<0.05 -12 -14 -16 * -18 ** -20 Base 0 line Wee 1k 1 Wee 2k 2 3 Wee 4 k 4 *p<0.05 Placebo 25 μg 50 μg 100 μg 200 μg **p≤0.01 1. Source: MindMed internal study documents and calculations. Full analysis set population. December 2023 2. Significance achieved despite study not being powered for these pairwise comparisons. Based on observed MADRS score at each timepoint. 19 Topline Data from Study MMED008 µg - microgram; MADRS - Montgomery-Åsberg Depression Rating Scale Observed Change (SEM) in MADRS score

Safety Overview[1]

MM-120 was well-tolerated with mostly transient, mild-to-moderate adverse events consistent with drug class expectations

Favorable tolerability profile

- Virtually all AEs (>98%) were mild-to-moderate in severity
- Minimal (2.5%) TEAEs led to study withdrawal (none in high dose groups[2])
- No drug-related serious adverse events

No SAEs related to study drug

- Only serious adverse event was in 50 µg dose group and deemed unrelated
- AE profile consistent with historical studies and drug class

No suicidal behavior or suicidality signal[3]

- No suicidal or self-injurious behavior
- ≤ 1 participant per arm reported suicidal ideation during the study
- No indication of increased suicidality or suicide-related risk

1. Source: Study MMED008 internal study documents and calculations. Safety population.
2. High dose groups include 100 and 200 µg dose groups.
3. Suicidality assessment based on reported adverse events.

AE - Adverse Event; TEAE - Treatment Emergent Adverse Event;

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Most Common TEAEs On Dosing Day (>10% in High Dose Groups)[1,2]

MM-120 was well-tolerated across all dose groups with mostly transient, mild-to-moderate adverse events

Preferred Term / Subjects (%) with AE	MM-120 25 µg (n=39)	MM-120 50 µg (n=40)	MM-120 100 µg (n=40)	MM-120 200 µg (n=40)	Placebo (n=39)
Illusion	12 (30.8)	18 (45.0)	23 (57.5)	30 (75.0)	3 (7.7)
Hallucination, visual	6 (15.4)	9 (22.5)	9 (22.5)	6 (15.0)	1 (2.6)
Euphoric mood	2 (5.1)	5 (12.5)	11 (27.5)	6 (15.0)	1 (2.6)
Anxiety	1 (2.6)	3 (7.5)	4 (10.0)	5 (12.5)	0 (0)
Thinking abnormal	0 (0)	2 (5.0)	4 (10.0)	5 (12.5)	0 (0)
Headache	4 (10.3)	9 (22.5)	10 (25.0)	10 (25.0)	8 (20.5)
Paraesthesia	2 (5.1)	2 (5.0)	3 (7.5)	9 (22.5)	2 (5.1)
Dizziness	3 (7.7)	2 (5.0)	3 (7.5)	5 (12.5)	1 (2.6)
Tremor	0 (0)	3 (7.5)	2 (5.0)	8 (20.0)	0 (0)
Nausea	3 (7.7)	11 (27.5)	16 (40.0)	24 (60.0)	1 (2.6)
Vomiting	0 (0)	2 (5.0)	2 (5.0)	5 (12.5)	0 (0)
Feeling abnormal[3]	1 (2.6)	2 (5.0)	1 (2.5)	1 (2.5)	1 (2.6)
Mydriasis	1 (2.6)	7 (17.5)	8 (20.0)	4 (10.0)	1 (2.6)
Hyperhidrosis	1 (2.6)	4 (10.0)	9 (22.5)	5 (12.5)	0 (0)

MindMed

1. Source: Study MMED008 internal study documents and calculations. Safety population.
2. High dose groups include 100 and 200 µg dose groups.
3. Incidence during study greater than 10% for 200 µg dose group, but less than 10% for all dose groups on dosing day.

µg - microgram; AE - Adverse Event; TEAE – Treatment Emergent Adverse Event

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1,2 Most Common TEAEs (>10% in High Dose Groups) MM-120 was well-tolerated across all dose groups with mostly transient, mild-to-moderate adverse events MM-120 Placebo Preferred Term 25 µg 50 µg 100 µg 200 µg Subjects (%) with AE (n=39) (n=40) (n=40) (n=40) (n=39) Illusion 12 (30.8) 18 (45.0) 24 (60.0) 30 (75.0) 3 (7.7) Hallucination, visual 6 (15.4) 9 (22.5) 9 (22.5) 6 (15.0) 1 (2.6) Euphoric mood 2 (5.1) 5 (12.5) 11 (27.5) 6 (15.0) 1 (2.6) Anxiety 4 (10.3) 5 (12.5) 4 (10.0) 6 (15.0) 2 (5.1) Thinking abnormal 0 (0) 2 (5.0) 4 (10.0) 5 (12.5) 0 (0) Headache 5 (12.8) 9 (22.5) 14 (35.0) 11 (27.5) 8 (20.5) Paraesthesia 2 (5.1) 2 (5.0) 3 (7.5) 9 (22.5) 3 (7.7) Dizziness 3 (7.7) 2 (5.0) 3 (7.5) 5 (12.5) 1 (2.6) Tremor 0 (0) 3 (7.5) 3 (7.5) 8 (20.0) 0 (0) Nausea 3 (7.7) 11 (27.5) 16 (40.0) 24 (60.0) 3 (7.7) Vomiting 0 (0) 2 (5.0) 2 (5.0) 5 (12.5) 0 (0) Feeling abnormal 1 (2.6) 2 (5.0) 1 (2.5) 5 (12.5) 2 (5.1) Mydriasis 1 (2.6) 7 (17.5) 8 (20.0) 4 (10.0) 1 (2.6) Hyperhidrosis 1 (2.6) 4 (10.0) 9 (22.5) 5 (12.5) 0 (0) 1. Source: Study MMED008 internal study documents and calculations. Safety population. December 2023 2. High dose groups include 100 and 200 µg dose groups. 22 Topline Data from Study MMED008 µg - microgram; AE - Adverse Event; TEAE – Treatment Emergent Adverse Event

MM-120 MM-120 Development Plan LSD D-tartrate for Generalized Anxiety Disorder (GAD) December 2023 23 Topline Data from Study MMED008

Multiple Studies Support Phase 3 Development of MM-120

- **Achieved goals of Phase 2 development[1]**
  - Characterized dose-response to inform dose selection in GAD
  - Achieved large, statistically significant and clinically meaningful effect in GAD
  - Showed rapid and durable therapeutic benefits on validated endpoint
  - Demonstrated standalone drug effect in absence of psychotherapeutic intervention

- **Multiple studies support activity of MM-120**
  - Phase 2b randomized, placebo-controlled dose optimization trial in GAD (Study MMED008)
  - One prior modern, randomized, placebo-controlled IIT of lysergide in anxiety disorders
  - Over twenty legacy studies of lysergide in anxiety and other neurotic disorders

- **Company believes Phase 2b data supports dose selection and advancement into Phase 3 development**

1. Source: Study MMED008 internal study documents and calculations.
GAD - Generalized Anxiety Disorder; IIT - Investigator Initiated Trial

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MM-120 Development Pathway • Key design elements expected to be consistent between Phase 2b and Phase 3 studies o Hamilton Anxiety Scale (HAM-A) at week 4 expected primary endpoint o Limited changes to key inclusion/exclusion criteria o No planned change in dosing session monitoring protocol • Two Phase 3 pivotal clinical trials in planning o 12-week randomized, placebo-controlled primary efficacy study design o Open-label extension to establish retreatment parameters o Expect to initiate Phase 3 development in the second half of 2024 December 2023 1. Phase 3 and subsequent clinical study design subject to regulatory discussion and review, including at potential End of Phase 2 meeting. 25 Topline Data from Study MMED008

Next Steps and Anticipated Milestones for MM-120 Program Q4 2023 Q1 2024 Q3 2024 Q4 2024 Q2 2024 MM-120 GAD MM-120 GAD MM-120 GAD Phase 2b Phase 2b Full data presentation at scientific meeting 4-wk Topline 12-wk Topline MM-120 GAD Zydis ODT PK Bridging Data MM-120 GAD EOP2 meeting MM-120 GAD Phase 3 initiation MM-120 Evaluate additional clinical indication(s) for MM-120 December 2023 26 Topline Data from Study MMED008

Q&A December 2023 27 Topline Data from Study MMED008

Appendix – Phase 2b GAD Study December 2023 28 Topline Data from Study MMED008

1 Phase 2b Trial Design Aligns with Subsequent FDA Draft Guidance FDA issued 2023 draft guidance on clinical trials with psychedelic drugs • Provides clarity on regulatory expectations and R&D considerations • Guidance will “help researchers design studies that will yield interpretable results 1 that will be capable of supporting future drug applications” Phase 2b design is aligned with FDA guidance • No concurrent psychotherapy – “Psychotherapeutic interventions have the 1 potential to increase expectancy and performance biases” 1 • Placebo-controlled – “allows for better contextualization of safety findings” • Dose-ranging – “The dose-response relationship for most psychedelic drugs is poorly understood. Sponsors should take appropriate steps to characterize the 1 dose-response relationship.” December 2023 1. FDA 2023 Draft Guidance: Psychedelic Drugs: Considerations for Clinical Investigations. 29 Topline Data from Study MMED008

1 Primary Endpoint | HAM-A Score over Time Statistically and clinically significant reductions in HAM-A score at all timepoints through week 4 in 100 and 200 µg dose groups MM-120 Placebo Timepoint 25 µg 50 µg 100 µg 200 µg 2 Mean (SD) HAM-A score (n=39) (n=36) (n=40) (n=40) (n=39) Baseline 30.2 (6.05) 30.3 (5.71) 29.3 (6.42) 31.0 (6.98) 30.3 (6.56) Week 1 14.2 (7.54) 16.1 (11.20) 10.2 (5.42) 12.6 (8.71) 18.5 (11.21) Week 2 14.0 (8.13) 15.9 (11.76) 9.9 (7.26) 10.0 (7.49) 17.4 (10.54) Week 4 13.0 (8.31) 15.5 (11.04) 8.6 (7.44) 11.1 (7.24) 16.3 (9.82) p<0.05p≤0.01p≤0.001 1. Source: Study MMED008 internal study documents and calculations. Full analysis set population. December 2023 2. Actual values [mean (SD)] reported for each group and timepoint. p-value based on LS Mean change from baseline versus placebo. 30 Topline Data from Study MMED008 µg - microgram; HAM-A - Hamilton Anxiety scale

Exploratory Endpoint | HAM-A Response Rates over Time 75% or greater HAM-A Response Rate achieved in 100 µg dose group from Weeks 1-4 2 HAM-A Response Rate over Time 90 78 78 78 78 80 75 70 58 60 54 53 51 51 50 47 50 38 40 33 31 30 20 10 0 Week 1 Week 2 Week 4 Placebo 25 μg 50 μg 100 μg 200 μg p-values not displayed 1. Source: Study MMED008 internal study documents and calculations. Full analysis set population. December 2023 2. Response is defined as a 50% or greater improvement on HAM-A score. 31 Topline Data from Study MMED008 µg - microgram; HAM-A - Hamilton Anxiety scale % RESPONDERS

1 Secondary Endpoint | Clinical Global Impressions – Severity through Week 4 Statistically significant reductions in Clinical Global Impressions of Severity (CGI-S) scale at all timepoints through Week 4 in 100 and 200 µg dose groups 2 CGI-S Scores Over Time 6 – Severely Ill 5 – Markedly Ill 4 – Moderately Ill * * * **** 3 – Mildly Ill **** ** **** **** **** *** 2 – Borderline Ill 1 – Normal, not ill at all Baseline Day 2 Week 1 Week 2 Week 4 *p<0.05 Placebo 25 μg 50 μg 100 μg 200 μg **p≤0.01 ***p≤0.001 ****p≤0.0001 1. Source: Study MMED008 internal study documents and calculations. Full analysis set population. December 2023 2. p-value based on change from baseline in CGI-S score versus placebo. 32 Topline Data from Study MMED008 μg - microgram

1 Primary Endpoint | Change in HAM-A Score through Week 4 Statistically and clinically significant reductions in HAM-A score at all timepoints through week 4 in 100 µg dose group 2 HAM-A Scores Over Time 50 45 40 35 30 25 20 15 10 5 0 Baseline Week 1 Week 2 Week 4 p-values not displayed 1. Source: Study MMED008 internal study documents and calculations. Full analysis set population. December 2023 2. Actual values [mean (SD)] reported for each timepoint. 33 Topline Data from Study MMED008 µg - microgram; HAM-A - Hamilton Anxiety Rating Scale HAM-A Scores

1 Secondary Endpoint| Comorbid Depression Scores (MADRS) over Time 2,3 Statistically and clinically significant reductions in MADRS score at all timepoints through week 4 in 100 and 200 µg dose groups MM-120 Placebo Timepoint 25 µg 50 µg 100 µg 200 µg 2 Mean (SD) MADRS score (n=39) (n=36) (n=40) (n=40) (n=39) Baseline 25.4 (7.58) 27.7 (8.30) 26.5 (7.99) 28.9 (8.31) 27.6 (9.69) Week 1 13.2 (9.62) 16.5 (13.50) 8.6 (6.74) 10.6 (8.96) 16.5 (11.96) Week 2 12.7 (10.37) 15.4 (13.44) 8.6 (8.30) 9.3 (8.35) 16.6 (12.00) Week 4 13.4 (11.37) 15.4 (13.60) 8.4 (9.52) 10.4 (8.23) 14.8 (10.74) p<0.05p≤0.01p≤0.001 1. Source: Study MMED008 internal study documents and calculations. Full analysis set population. December 2023 2. Actual values [mean (SD)] reported for each group and timepoint. p-value based on change from baseline versus placebo. 34 Topline Data from Study MMED008 µg - microgram; MADRS - Montgomery-Åsberg Depression Rating Scale

1 Secondary Endpoint | Comorbid Depression Scores (MADRS) over Time in 100 µg Dose Group 2,3 Comorbid depressive symptoms in GAD improved through week 4 with 75% meeting remission and >75% responders 2 MADRS Scores Over Time 50 45 40 35 30 25 20 15 10 5 0 Baseline Week 1 Week 2 Week 4 p-values not displayed 1. Source: Study MMED008 internal study documents and calculations. Full analysis set population. 2. 100 µg dose group. December 2023 35 3. Response is defined as a 50% or greater improvement on MADRS score; Remission is defined as a MADRS score of ≤ 10. Topline Data from Study MMED008 µg - microgram; MADRS - Montgomery-Åsberg Depression Rating Scale MADRS Score

Most Common TEAEs with ≥10% Incidence in Any Dose Group[1]

Preferred Term / Subjects (%) with AE	MM-120				Placebo
	25 µg (n=39)	50 µg (n=40)	100 µg (n=40)	200 µg (n=40)	(n=39)
Illusion	12 (30.8)	18 (45.0)	24 (60.0)	30 (75.0)	3 (7.7)
Hallucination, visual	6 (15.4)	9 (22.5)	9 (22.5)	6 (15.0)	1 (2.6)
Euphoric mood	2 (5.1)	5 (12.5)	11 (27.5)	6 (15.0)	1 (2.6)
Anxiety	4 (10.3)	5 (12.5)	4 (10.0)	6 (15.0)	2 (5.1)
Depressed mood	0 (0)	3 (7.5)	3 (7.5)	4 (10.0)	0 (0)
Thinking abnormal	0 (0)	2 (5.0)	4 (10.0)	5 (12.5)	0 (0)
Emotional Distress	2 (5.1)	0 (0)	1 (2.5)	4 (10.0)	1 (2.6)
Headache	5 (12.8)	9 (22.5)	14 (35.0)	11 (27.5)	8 (20.5)
Paraesthesia	2 (5.1)	2 (5.0)	3 (7.5)	9 (22.5)	3 (7.7)
Dizziness	3 (7.7)	2 (5.0)	3 (7.5)	5 (12.5)	1 (2.6)
Tremor	0 (0)	3 (7.5)	3 (7.5)	8 (20.0)	0 (0)
Balance disorder	0 (0)	4 (10.0)	2 (5.0)	2 (5.0)	1 (2.6)
Disturbance in attention	1 (2.6)	7 (17.5)	1 (2.5)	0 (0)	0 (0)
Nausea	3 (7.7)	11 (27.5)	16 (40.0)	24 (60.0)	3 (7.7)
Vomiting	0 (0)	2 (5.0)	2 (5.0)	5 (12.5)	0 (0)
Fatigue	2 (5.1)	6 (15.0)	4 (10.0)	4 (10.0)	1 (2.6)
Feeling abnormal	1 (2.6)	2 (5.0)	1 (2.5)	5 (12.5)	2 (5.1)
Feeling hot	0 (0)	4 (10.0)	0 (0)	1 (2.5)	1 (2.6)
Mydriasis	1 (2.6)	7 (17.5)	8 (20.0)	4 (10.0)	1 (2.6)
Blood pressure increased	3 (7.7)	5 (12.5)	4 (10.0)	3 (7.5)	0 (0)
Hyperhidrosis	1 (2.6)	4 (10.0)	9 (22.5)	5 (12.5)	0 (0)
Decreased appetite	1 (2.6)	1 (2.5)	1 (2.5)	4 (10.0)	0 (0)

1. Source: MindMed internal study documents and calculations. Safety population.
TEAE - Treatment Emergent Adverse Event

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Appendix – Intellectual Property December 2023 37 Topline Data from Study MMED008

1 MM-120 | Multiple Layers of Intellectual Property and Barriers to Entry 2 Regulatory Barriers New Chemical Entity Exclusivity 30-Month Stay +1y +2y +3y +4y +5y +7y +9y … 2043+ MM-120 Launch Patent Protection API: Polymorph, Salt Form Method of Use / Method of Treatment: Treatment of a Disorder Drug Product: Method of Manufacture/Process Delivery: Delivery Method, PK / PD • Supply chain availability• Trade secrets & know-how Additional • Exclusive rights to key technology• Differentiated product performance Barriers to Entry • Life cycle management with improved • Differentiated combination performance (drug and/or device products) 1. Contingent upon FDA approval and grant of claims by USPTO. 2. Section 505 of the Federal Food, Drug and Cosmetic Act, 21 U.S.C. § 355. December 2023 38 PK - pharmacokinetic; PD - pharmacodynamic Topline Data from Study MMED008

MM-120 | Multipronged Market Protection Strategies

- **Highlights of Patent Protection Strategy**[1]
  - Methods of treating GAD
  - Stability and methods of manufacturing for API (salt form and polymorphs)
  - Improved product performance with faster absorption, less variability and potential shorter duration
  - Methods of use related to ODT formulation, treatment of GAD and other patient outcomes
  - Additional claims related to dose identification, patient monitoring, digital technology and others
- **Highlights of Non-Patent Protection Strategy**
  - FDA-granted NCE exclusivity
  - 30-month stay against generic applicants (with Paragraph IV claims)
  - Limited supply chain availability
  - Exclusive rights to key technology (e.g. Catalent Zydis® ODT)[2]
  - Trade secrets and know-how

1. Source: US Patent and Trade Office (https://ppubs.uspto.gov/).
2. Catalent has granted exclusive rights to intellectual property for Zydis® for lysergide (LSD).

FDA - U.S. Food and Drug Administration; API – active pharmaceutical ingredient; ODT – orally disintegrating tablet; NCE – new chemical entity

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MM-120 | Intellectual Property Portfolio Highlights

Patent / Application[1]	Title / Overview[1]	Status[1]	Estimated Expiration[2]
TBD	[Claims based on pharmacokinetic findings from ODT bridging study]	Provisional Application	2043
TBD	[Claims based on pharmacodynamic findings from ODT bridging study]	Provisional Application	2043
TBD	[Claims based on clinical findings from Phase 2b GAD study]	Provisional Application	2043
20230285384	USING GENO- OR PHENOTYPING TO ADJUST LSD DOSING	US & PCT Publications	2043
20230330085	LSD DOSE IDENTIFICATION	US & PCT Publications	2043
20220348575	LSD SALT CRYSTAL FORMS	US & PCT Publications	2042
20230064429	IMMEDIATE RELEASE FORMULATIONS OF d-LYSERGIC ACID DIETHYLAMIDE FOR THERAPEUTIC APPLICATIONS	US & PCT Publications	2042
20230107398	IMMEDIATE RELEASE FORMULATIONS OF d-LYSERGIC ACID DIETHYLAMIDE FOR THERAPEUTIC APPLICATIONS	US & PCT Publications	2042
20230122949	LYOPHILIZED ORALLY DISINTEGRATING TABLET FORMULATIONS OF d-LYSERGIC ACID DIETHYLAMIDE FOR THERAPEUTIC APPLICATIONS[3]	US & PCT Publications	2042
20230000431	SYSTEM AND METHOD FOR MONITORING A CONSCIOUSNESS-ALTERING THERAPEUTIC SESSION	US & PCT Publications	2042
20220273628	EFFECTS OF LYSERGIC ACID DIETHYLAMIDE (LSD) AND OF LSD ANALOGS TO ASSIST PSYCHOTHERAPY FOR GENERALIZED ANXIETY DISORDER OR OTHER ANXIETY NOT RELATED TO LIFE-THREATENING ILLNESS	US & PCT Publications	2042

1. Source: US Patent and Trade Office (https://ppubs.uspto.gov/).
2. Based on 20 years after non-provisional filing date. For provisional applications based on MindMed management's estimated filing date.
3. Catalent has granted exclusive rights to intellectual property for Zydis® for lysergide (LSD).

PCT – Patent Cooperation Treaty

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MM-120 | Recent Addition to Intellectual Property Portfolio

- **Exclusive license agreement with Catalent for its patented Zydis® fast-dissolve technology for use with MM-120**[1]
  - Exclusive rights for the use of the Zydis® technology to develop all salt and polymorphic forms of lysergide in the U.S., UK, and EU among other key territories
  - ODT formulation dissolves almost instantly in the mouth, potentially bypassing first pass metabolism
  - Zydis technology platform has exhibited superiority over other ODTs as illustrated by its use in the launch of more than 36 products in over 60 countries
- **Potential patent protection until at least 2042**[2,3]

(19) **United States**
(12) **Patent Application Publication**
MACK et al.

(10) **Pub. No.: US 2023/0122949 A1**
(43) **Pub. Date: Apr. 20, 2023**

(54) **LYOPHILIZED ORALLY DISINTEGRATING TABLET FORMULATIONS OF D-LYSERGIC ACID DIETHYLAMIDE FOR THERAPEUTIC APPLICATIONS**

(71) Applicant: **Mind Medicine, Inc.**, New York, NY (US)

(72) Inventors: **Peter MACK**, Chapel Hill, NC (US); **Timm TRENKTROG**, Binningen (CH); **Dustin MELTON**, Melbane, NC (US); **Bethany Amber DOTY**, Clayton, NC (US); **Jon SCHROEDER**, Madison, WI (US); **Lisa Marie GARRETT**, Swindon (GB)

(73) Assignee: **Mind Medicine, Inc.**, New York, NY (US)

(21) Appl. No.: **18/077,085**

(22) Filed: **Dec. 7, 2022**

Related U.S. Application Data

(63) Continuation of application No. 17/890,133, filed on Aug. 17, 2022.

(60) Provisional application No. 63/234,773, filed on Aug. 19, 2021.

Publication Classification

(51) **Int. Cl.**
A61K 9/20 (2006.01)
A61K 31/48 (2006.01)
A61K 9/00 (2006.01)

(52) **U.S. Cl.**
CPC *A61K 9/2054* (2013.01); *A61K 9/2095* (2013.01); *A61K 31/48* (2013.01); *A61K 9/0056* (2013.01); *A61K 9/2013* (2013.01)

(57) **ABSTRACT**

A solid oral immediate release formulation of LSD, wherein the composition is produced by lyophilization of a feedstock in a pre-formed mold to form an orally disintegrating tablet. A method of making a solid oral immediate release formulation of LSD by lyophilizing a flash frozen stock solution of LSD and excipients, including a non-gelling matrix former, filler, and binder in a pre-formed mold, and forming an orally disintegrating tablet. A method of treating an individual by administering a solid oral immediate release formulation of LSD, wherein the composition is produced by lyophilization of a feedstock in a pre-formed mold to form an orally disintegrating tablet and treating the individual.


O
N
H
H
N
HN
OH
HO_2C
CO_2H
OH

$C_{24}H_{31}N_3O_7$
Mol. Wt.: 473.52

D-LSD D-Tartrate

1. Catalent has granted exclusive rights to intellectual property for Zydis® for lysergide (LSD).
2. Source: US Patent and Trade Office (https://ppubs.uspto.gov/).
3. Based on 20 years after non-provisional filing date. For provisional applications based on MindMed management's estimated filing date.

ODT - Orally Disintegrating Tablet.

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MM-120 | Strong Innovative Intellectual Property Moat for Incumbency Position

	505(b)(1) Original "Standalone" NDA	505(b)(2) "Follow-on" NDA	505(j) ANDA / Generic
Description[1]	• Contains full reports of investigations of safety and effectiveness that were conducted by or for the applicant or for which the applicant has a right of reference or use	• Contains full reports of investigations of safety and effectiveness, where at least some of the information required for approval comes from studies not conducted by or for the applicant and for which the applicant has not obtained a right of reference or use	• Generally duplicates previously approved drug and relies on the findings of safety and effectiveness of a reference listed drug (RLD)
Trials Required[1]	Full clinical program from start to finish, including: • Two adequate well-controlled studies • Full clinical pharmacology reports • Full toxicology reports • Full safety pharmacology reports • Full nonclinical pharmacology reports • Full chemistry, manufacturing & controls reports	• Depends on similarity to reference drug • Possible to bypass preclinical and Phase 1 studies • Trial requirements subject to FDA discretion	• Product equivalence • Bioequivalence
Development Time	~10+ years[2]	6-8 years[3]	1-2 years[3]
Development Cost[3]	$300M-$1.5B+	$10-$100M	$1-$5M
Litigation Cost/Risk for 2nd Applicant[3]	$10-20M + Jury Trial + Treble Damages	$10-20M + Jury Trial + Treble Damages	$10-20M + Bench Trial + Damages if Launch at Risk
Barriers to Market Entry	**IP, CD/DE, SP/L, EDC, MFG, LCM**	**OB, IP, RME, CD/DE, SP/L, EDC, MFG, LCM, RLD**	**OB, IP, RME, CD/DE, SP/L, EDC, MFG, LCM, RLD**

1. Source: FDA Center for Drug Evaluation and Research (https://www.fda.gov/regulatory-information).
2. "Clinical Development Success Rates and Contributing Factors 2011–2020" by BIO, PharmaIntelligence and QLS Advisors. Estimate for psychiatric indications.
3. Company's estimate of development costs, litigation costs and time for a 2nd entrant based on past precedents. Estimated Research and Development Investment Needed to Bring a New Medicine to Market, 2009-201 JAMA. 2020;323(9):844-853. doi:10.1001/jama.2020.1166

OB = Orange Book, IP = Intellectual Property, RME = Regulatory market exclusivity, CD/DE = Clinical Development and Data Exclusivity, SP/L = Strategic Partnerships and Licensing, EDC = Extensive Development Costs (505(b)(1)), MFG = Supply Chain and Manufacturing Excellence, LCM = Life Cycle Management, RLD = Requires demonstrated equivalence to Reference Listed Drug.

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MM-120 | Benefits of A New Chemical Entity (NCE) First Filer

Submission Package for NCE Initial Filer

Full NDA package. All clinical studies conducted by or on behalf of applicant, including:

- Two adequate well-controlled studies
- Full clinical pharmacology reports
- Full toxicology reports
- Full safety pharmacology reports
- Full nonclinical pharmacology reports
- Full chemistry, manufacturing & controls reports

Typical development package can range from $300 million to $1.5 billion+[2] and takes 10+ years from inception on average for psychiatric indications[3]

Expected Protection for MM-120 with NCE Filing Status[1]

Legal/Regulatory Exclusivity

- Lysergide has not been previously approved, enabling NCE status; key differentiator versus applications that rely on a previously approved Reference Listed Drug
- 5-year marketing exclusivity per Hatch Waxman Act
- 30-month stay on subsequent 505(b)(2) or 505(j) filers
- Possibility of treble damages if there is an at-risk launch by subsequent filer, regardless of pathway

Intellectual Property

- Over 10 US & PCT patent applications covering claims key to approval/labeling[4]
- All intellectual property claims (including both those listed and not listed in OB)
- Methods of treating generalized anxiety disorder
- Method of manufacturing and product claims for API (salt form and polymorphs)
- Method of manufacturing and product claims for DP (MM-120 ODTs)
- Claims covering key aspects of product performance (e.g. faster absorption, less variability and potential shorter duration)
- Methods of use related to ODT formulation, treatment of GAD and other patient outcomes
- Additional claims related to dose identification, patient monitoring, digital technology and others

Additional Structural Protections and Benefits

- Limited supply chain availability
- Exclusive rights to key technology (e.g. Catalent Zydis® ODT)[5]
- Differentiated delivery, documentation and reimbursement support
- Sensitivities and specific requirements due to controlled substance classification
- Trade secrets and know-how

1. Contingent upon FDA approval and grant of claims by USPTO.
2. Management's estimate of development costs based on past precedents. Estimated Research and Development Investment Needed to Bring a New Medicine to Market, 2009-201 JAMA. 2020;323(9):844-853. doi:10.1001/jama.2020.1166.
3. Clinical Development Success Rates and Contributing Factors 2011–2020" by BIO, PharmaIntelligence and QLS Advisors.
4. Includes three provisional applications
5. Catalent has granted exclusive rights to intellectual property for Zydis® for lysergide (LSD).

NCE: New Chemical Entity; OB: Orange Book; ODT: Orally Disintegrating Tablet

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